UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Maryland	010-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Executive Drive, Suite 100, San Diego, CA 92121
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (858)-373-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2008, Infosonics Corporation ("the Company") entered into a Memorandum of Understanding to settle the derivative lawsuit entitled In Re: InfoSonics Corporation Derivative Litigation, Lead Case No. 06 CV 1336, pending in the United States District Court for the Southern District of California. This lawsuit is an alleged action against the Company as a nominal defendant and certain of its current and former officers and directors. The derivative lawsuit relates to the Company’s restatement of its first quarter 2006 financial statements and the grant of stock options in December 2005. The settlement was entered into to avoid the expense and disruption of continued protracted litigation and does not constitute an admission of liability by the Company or its current or former officers and directors. Specifically, the Company and its current and former officers and directors deny any liability or responsibility for the claims made and make no admission of any wrongdoing. Under the settlement, which is subject to preliminary and final Court approval and other conditions, in exchange for a release of claims and a dismissal with prejudice of the lawsuit, the Company agreed to certain additional corporate governance policies and to pay or have its insurer pay the plaintiffs’ attorneys fees to be ordered by the Court up to a maximum of $350,000.00. It is anticipated that the Company’s insurance carrier will cover the entire settlement payment of plaintiff’s attorneys’ fees.

Additionally, on August 8, 2008, the Company entered into a Memorandum of Understanding to settle the consolidated securities lawsuit entitled In Re: InfoSonics Corporation Securities Litigation, Lead Case No. 06 CV 1231, pending in the United States District Court for the Southern District of California. This lawsuit is an alleged class action against the Company and certain of its current and former officers and directors, filed on behalf of a purported class of persons who purchased the Company’s securities during a certain class period. The securities lawsuit relates to the Company’s restatement of financial statements in early 2006 and claims relating to the Company’s distribution of a former manufacturer’s cellular phone. The settlement was entered into to avoid the expense and disruption of continued protracted litigation and does not constitute an admission of liability by the Company or its current or former officers and directors. Specifically, the Company and its current and former officers and directors deny any liability or responsibility for the claims made and make no admission of any wrongdoing. Under the settlement, which is subject to preliminary and final Court approval and other conditions, in exchange for a release of claims and a dismissal with prejudice of the lawsuit, the Company agreed to pay or have its insurer pay the sum of $3,800,000.00 (said sum to be inclusive of plaintiff’s attorneys’ fees, in an amount to be ordered by the Court). It is anticipated that the Company’s insurance will cover the entire settlement payment (including plaintiff’s attorneys’ fees).

In light of these two settlements, which will be superceded by a more detailed stipulation of settlement and which are subject to preliminary and final Court approval and other conditions, the Company has settled all current litigation arising out of or relating to the restatement of its first quarter 2006 financial statements.

A copy of the press release announcing the Company’s settlement of the securities and derivative litigations is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Memorandum of Understanding for In Re: InfoSonics Corporation Securities Litigation, Lead Case No. 06 CV 1231.

10.2	Memorandum of Understanding for In Re: InfoSonics Corporation Derivative Litigation, Lead Case No. 06 CV 1336.

99.1	Press release dated August 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date: August 12, 2008	By:	/s/ Jeffrey Klausner
Jeffrey Klausner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Memorandum of Understanding for In Re: InfoSonics Corporation Securities Litigation, Lead Case No. 06 CV 1231.

10.2	Memorandum of Understanding for In Re: InfoSonics Corporation Derivative Litigation, Lead Case No. 06 CV 1336.

99.1	Press release dated August 12, 2008.